ACQUISITION AGREEMENT

by and among

WIN WIN HOLDING LIMITED
as the Acquirer

E-BEAR DIGITAL SOFTWARE CO., LTD.
as the acquired Company

and

顾剑維
王俊毅
毛振海

as the Shareholders of the Company

收购协议

收购方
WIN WIN HOLDING LIMITED
被收购方
伊維数码软件有限公司

被收购方公司股东

顾剑維
王俊毅
毛振海

TABLE OF CONTENTS
目录

ACQUISITION AGREEMENT
收购协议

This ACQUISITION AGREEMENT ("Agreement"), dated September 27, 2005, by and among Win Win Holding Limited with the registered address at Suite 1501, 15th Floor, Ginza Plaza, 2A Sai Yeung Choi Street South, Mongkok, Kowloon, Hong Kong, as the acquirer (hereinafter collectively referred to as "Win Win"), E-BEAR Digital Software Co., Ltd., a Chinese corporation (hereinafter referred to as the "Company") whose registered office is situated at Room 2055, No. 1 Building, No. 6, Baolin Lane 7, Bao Shan District, Shanghai, China and 顾纲维, 王俊毅 and 毛振涛, each a shareholder of the Company (hereinafter referred to as the "Shareholders"). Win Win, the Company and the Shareholders are referred to collectively herein as the "Parties". Capitalized terms that are used, but not otherwise defined, herein have the meanings ascribed to them in Section 9. This Agreement in which the terms and conditions pertaining to the acquisition of the Company by Win Win is subject to the approval of the Board of Directors of Win Win, as well as the approval of the Board of Directors of the Company. The presentment of the proper Board Resolutions of the respective Parties shall be a condition precedent to the Closing (as defined below) of this transaction.

本收购协议（简称"协议"）由收购方 Win Win Holding Limited，注册地址为香港九龙旺角西洋菜南街 2A 银城广场 1501 室，（以下简总称为"Win Win"）和一家中国企业上海逸熊数码软件有限公司（以下简称"公司"），注册地址为中国上海市宝山区宝林七村六号楼 1 号楼 2055 室以及其股东顾纲维、王俊毅和毛振涛（以下简称"股东"）于 2005 年 9 月 27 日达成并签订。Win Win、"公司"和股东统一称为"合同各方"。在本协议中使用、但未定义的大写条款，其意义等同于本协议第 9 条中所述。本协议所述的 Win Win 收购"公司"之事实及相关条款均已获得 Win Win 董事会一致决议通过以及"公司"董事会的认可。双方各自的董事会相关决议应作为完成收购（定义如下）的先决条件。

RECITALS:
综述

WHEREAS, the Shareholders, as of the date hereof, own (100 %) of the issued and outstanding capital stock of the Company ("Company Shares").

鉴于，本协议签订之日前股东拥有所有（100%）的公司已发行股份（公司股份）。

WHEREAS, the Company is engaged in the business of developing and publishing mobile games (the "Business");

鉴于，公司从事开发和发行移动（手机）游戏业务（本协议中称"业务"）；

WHEREAS, Win Win desires to acquire, the Company desires to be acquired and the Shareholders desire to sell, all of the issued and outstanding capital stock of the Company in exchange for cash and shares of the common stock of Win Win Gaming, Inc an OTC BB listed company in the USA ("Win Win Shares"); Win Win Holding Limited is a subsidiary of Win Win Gaming, Inc , registered in Hong Kong , and

鉴于，Win Win愿意收购，公司愿意被收购，并且股东愿意出售所有公司股份，以获得现金及Win Win Gaming, Inc的股份，Win Win Gaming, Inc.为一家在美国OTC BB证券交易市场上市的美国公司（本协议中称"Win Win股份"）.Win Win Holdin Limited 是其在香港注册成立的子公司；并且

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows.

为实现各方在本协议中所做出的承诺及共同承诺、陈述、担保、契约等，双方达成并愿意遵守以下条款，并同意受此约束。

1. **<u>Purchase Price for Company Shares.</u>**
<u>公司股份的购买价格</u>

1.1 **Basic Transaction 基本交易** . On and subject to the terms and conditions of this Agreement, Win Win shall acquire from each of the Shareholders, for a total purchase price of 2,400,000 RMB ("Purchase Price"), all of Shareholder's Company Shares. Said Purchase Price shall be paid 50% in cash in accordance to Exhibit C hereto and 50% in Win Win Shares as specified below in this Section 1 (The payment details are showed in Exhibit C). Each share is valued at the closing market price established by OTCBB as of June 30, 2005, and the unit closing market price of the above said Win Win Shares on June 30, 2005 is US$0.77/Share. As a result of the transactions described herein, Win Win shall become the beneficial and legal owner of 100% of the issued and outstanding Company Shares.

根据本协议的条款和条件，Win Win 应以总价为人民币 2，400，000 元从所有股东购买各股东持有的所有"公司"股份。该总价的 50%应以现金的形式按照本协议附表 C 规定的时间支付，另外 50%应以如下第 1 点阐明的 Win Win 股份支付（详细付款计划请参看附表 C），该股份每股价值以 2005 年 <u>6</u> 月 30 日的市场收盘价为准，上述 Win Win 股份在 2005 年 6 月 30 日当日的市场收盘单价为 0.77 美元／股 。 本协议所述的交易完成后，Win Win 应成为"公司" 100%已发行股份获益及合法拥有者。

1.2 **Share Issuance 股份交易**. Win Win shall deliver to the Shareholders, within 30 days after Closing, in proportion to each Shareholder's ownership in the Company, Win Win Shares in the total aggregate amount of 188,297 shares of restricted common stock, or the number of shares equivalent to 1,200,000 RMB valued at the close of market price on <u>June 30</u>, 2005, whichever is lesser of the two. The close of market price of that day is US$0.77/Share, the exchange rate between USD and RMB of that day is 8.2765, after calculation, there are 188,297 shares of Win Win shares. The Win Win Shares shall be allocated among the Shareholders in proportion to their respective holdings of Company Shares as set forth in the Disclosure Schedule.

Win Win 应在收购完成后 30 天内按股东在公司内部的股权分配比例向股东支付价值相关于 1，200，000 元人民币并以 2005 年 <u>6</u> 月 <u>30</u> 日的市场收盘价为准折算的限制普通股的 Win Win 股权，折算以较低的价为准。当日市场收盘价为 0.77 美元／股，美元和人民币之间的汇率为 8.2765，即换算后合为 188,297 股 Win Win 股份。该等股份应按公开计划表中所显示的股东拥有的"公司"股本的比率进行分配。

1.3 **The Closing 收购的交接** . The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Win Win Consulting(Shanghai) Co., Ltd. commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Win Win and the Shareholders may mutually determine (hereafter referred to as the "Closing Date". The Closing date shall in no event be any earlier than the date of the approval of the acquisition by the proper governmental authorities but shall also be no later than <u>December 31</u>, 2005, unless extended by mutual agreement of the parties. This Agreement shall be null and void if Closing does not occur within the time frame specified above).

当所有的条件都满足了各方的要求（各方在交接时将采取行动满足的条件除外）或该等条款的所有责任已各方被放弃时，本协议所预期的交易应在该日期的第三天早上当地时间 10：00 时起、或在 Win Win 与股东共同决定的其他日期（本协议称"收购完结日"。另外，"收购完结日"不应比相关部门认可收购相关事项的日期早，也不应迟于 2005 年 12 月 31 日，除非双方同意延长。如果收购不在以上时间内完成，本协议将失效。）在汇富咨询（上海）有限公司的办公室交接。

1.4 **Deliveries at the Closing 收购交接时的交付** At the Closing, (a) the Shareholders shall deliver to Win Win the various certificates, instruments, and documents referred to hereinbelow, (b) Win Win shall deliver to the Shareholders the Purchase Price in accordance with the schedule set forth hererin and such other instruments, and documents referred to in Section 6.2 below, (c) each of the Shareholders shall deliver to Win Win stock certificates representing all of his Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) Win Win shall deliver to each of the Shareholders the consideration specified herein and in accordance with the appropriate schedule.

收购交接时，（a）股东应向 Win Win 交付以下各种相关证件、契约和文件等，（b）Win Win 应根据本协议规定的时间向股东交付收购款项以及第 6.2 条规定的文件等，（c）各股东应向 Win Win 交付所有公司股份的股份证明，该等股份证明应空白背书或附有已签署的转让文件，以及（d）Win Win 应按正准的时间表向每个股东交付本协议中所列明的对价。

2. **Representations and Warranties Concerning the Transaction 关于交易的陈述和保证**

2.1 **Representations and Warranties of the Shareholders 股东关于交易的陈述和保证.** Each of the Shareholders severally and jointly represents and warrants to Win Win that the statements contained in this Section 2.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.1) with respect to himself, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule" or "the Closing List" as Exhibit A attached hereto)).

每位股东独自并共同向 Win Win 表示并保证，本协议第 2.1 条款中所做的陈述在本协议签订之前完整正确，并且在收购交接日之前内完整正确（交接日可被约定或按本条款 2.1 的规定由本协议签订日所代替），本协议所附的公开计划表（以下称"公开计划表"或"收购清单"，请见附表 A））中所列出的事项除外。

Ownership of Shares. Each Shareholder is the owner of record and beneficially of all the Company Shares, set forth opposite his name in the Disclosure Schedule, free and clear of any restrictions on transfer, taxes, Security Interest, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, and each Shareholder has not sold, pledged, assigned or otherwise transferred any of the Company Shares except pursuant to this Agreement. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require each Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

股份的所有权 每位股东是所有"公司"股本的受益所有人，且在公开计划表中已明确各位股东的股份比率，在转让、纳税、担保物权、买卖特权、担保、购买权、合同、委托、公平、声明和要求权方面不受任何限制，并且每位股东除本协议约定的股份买卖外没有出售、质押或转让任何公司股权。每位股东未曾参与任何买卖特权、担保、购买权或其它可以要求每位股东出售、转让或处置任何公司股本的合同或委托（本协议约定的股份买卖除外）。每位股东未曾参与任何关于任何公司股本投票的投票委托、代理事务或其它协议或谅解备忘录。

(a) Authorization of Transaction. Each Shareholder has full power and authority to execute and deliver this Agreement and to perform his respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No Shareholder need no give any notice to, make any filing with, or obtain any authorization, consent, or approval of Governmental Authority in order to consummate the transactions contemplated by this Agreement other than as specified herein.

交易授权 每位股东有全权签署及完成本协议并履行其各自在本协议项下的责任。本协议构成了对每位股东有效合法的约束，并按其条款和条件实施，除非（1）受与破产、倒闭、重组、无能力偿付等方面及其他影响债权人权利的法律的限制；（2）受与具体履行相关的法律、禁令、免除、或其他赔偿措施的限制。每位股东无须为完成本协议预期的交易而向任何相关政府部门发出任何通知、申请或获取任何相关政府部门的授权、批准或许可。

(b) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Shareholders is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

遵纪守法状况 无论是本协议的签订及交付还是本协议预期交易的交接，均不会（1）违反任何宪法、法令、法规、规定、禁令、裁定、命令、判决、裁决、抵押或其他任何政府相关部门的、要求股东遵守的限令，或（2）与任何股东作为其中一方的或股东受其约束的或股东的任何财产为其标的协议、合同、许可、契约或其他相关事务起冲突、相违背，或不履行该等协议或相关事务、导致加速或使任何其他方有权加速、终止、更改或取消或要求任何相关协议或事务的通告。

(c) Investment. Each Shareholder (i) understands that the Win Win Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Win Win Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Win Win and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Win Win Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Win Win Shares.

Furthermore, each Shareholder (i) acknowledges that the certificate(s) representing or evidencing the Win Win Shares contain a customary restrictive legend restricting the offer, sale or transfer of the Win Win Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Shareholder of the Win Win Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Win Win Shares was made to the such Shareholder outside of the United States, and each Shareholder was, at the time of the offer, and will be, at the time of the sale, and is now, outside the United

States, (iv) has not engaged in or directed any unsolicited offers to purchase the Win Win Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Win Win Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Win Win Shares specified in the Disclosure Schedule opposite his name and has not pre-arranged any sale with a purchaser in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Shareholder understands that the statutory basis for the exemption claimed for the sale of the Win Win Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

投资状况　　每位股东了解（1）Win Win股份未曾按照1933年修正的美国证券法或美国任何州的证券法去进行登记，并且Win Win股份是依据美国联邦和州对未涉及任何公开销售证券的交易的豁免规定提供；（2）获得Win Win股份只完全为其私人投资目的，没有转卖该股份的意图；（3）是一个具备商业和财务方面知识和经验的有经验的投资者；（4）已经获悉关于Win Win的相关信息，并有机会根据其需要获取更多的信息以评估因其拥有Win Win股份而带来的价值和风险；（5）有能力承受因其拥有Win Win股份而带来的经济风险及流动性的不足。

此外，每个股东（1）承认证书陈述或证明Win Win股份包括了通常限制性的惯例限制Win Win股份的报价、出售或转让，除非以上行为是依据证券条例规定，依据证券法的注册，或依据注册豁免规定进行的；（2）同意所有该等股东作出的报价或出售Win Win股份行为应当按照证券法下有效注册声明或证券法注册豁免规定进行，或该等交易不受证券法注册要求限制；（3）声明Win Win股份的报价是给美国以外股东报出的，且每一位该等股东在获得股份报价及购买股份时以及现在都在美国境外；（4）在美国境内没有进行或指导任何报价以购买Win Win股份；（5）不是美国公民或分销商（"分销商"在证券条例第902(a)、902(c)分别规定）；（6）购买Win Win股份是出于本人的目的而不是为任何其他美国公民的利益；（7）是公开计划表中陈述的Win Win股份的唯一受益人，并没有预先安排出售股份给美国买家；（8）熟悉并理解证券条例中的条件、条件及要求。并且，每一位股东理解即使出售股份的行为在技术上符合证券条例规定，但是，如果出售行为规避了证券法注册规定，则出售Win Win股份的豁免声明将不合法。

(d) Brokers' Fees. Each Shareholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Win Win could become liable or obligated.

经纪人费用　　每位股东没有责任或义务就本协议预期的、Win Win可能因此负有责任和义务的交易而向任何中介人、中间人或代理机构支付任何费用或佣金。

2.2 **Representations and Warranties of Win Win Win Win 的陈述和保证**

Win Win represents and warrants to the Shareholders that the statements contained in this Section 2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.2).

Win Win向股东陈述并保证，本协议2.2条款中所作出的的陈述在本协议签订之前及收购交接之后均为正确和完整（收购交接可当时约定或按本条款2.2的规定由本协议签订日所代替）。

(a) Organization of Win Win. Win Win Gaming, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Win Win Gaming, Inc. and any Subsidiary or any Subsidiary to whom Win Win delegates its duties hereuder has the requisite power and authority to carry on its respective business as now being conducted and own, lease and operate its assets and properties. Each of Win Win Gaming, Inc and Subsidiary is duly qualified to conduct its respective business and is in good standing under the laws of each jurisdiction where such qualification is required.

Win Win 的结构 Win Win Gaming, Inc.为遵照美国特拉华州相关法律依法组建、合法存在、状态良好的美国公司。Win Win Gaming, Inc 和任何子公司或任何 Win Win 委派的子公司各自拥有所有要求的权力开展其各自的当前开展的业务，并有权力拥有、租赁、运作其资产。Win Win Gaming, Inc 和子公司在各自辖区均有各自的足够资格开展其各自的业务。

(b) Authorization of Transaction. Win Win has full power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder subject to approval of its Board of Directors. This Agreement constitutes the valid and legally binding obligation of Win Win enforceable in accordance with its terms and conditions except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) the approval of the Board of Directors of Win Win. This transaction is subject to Win Win obtaining the proper clearances from the local business registration bureau, along with the registration bureau and other related authorities overseeing foreign invested companies in Shanghai, PRC .

交易的授权 Win Win 有全权（包括全部负有限责任的公司权力）签署本协议并履行其董事会认可的义务。本协议对 Win Win 构成有效及合法的约束责任，并依据其条款执行，除非：（1）受相关的破产、倒闭、重组、无力偿付及其他影响债权人权利的法律法规的限制，（2）受与具体履行相关的法律、禁令、免除、或其他赔偿规定的限制。(3) Win Win 董事会的认可。本交易取决于 Win Win 从当地商业注册局及中国上海市主管外商投资公司的注册局处获得相关的许可。

(c) Litigation. There are no actions, suits, proceedings, hearings, or investigations pending or, to the Knowledge of Win Win , threatened against Win Win, relating to or affecting (i) Win Win or Merger Sub, that if determined adversely to Win Win is likely to have a Material Adverse Effect on Win Win or (ii) the transactions contemplated by this Agreement and, to the Knowledge of each of Win Win, there is no basis for any such suit, action, proceeding, hearing or investigation.

诉讼 据 Win Win 了解，不存在任何未决的、或威胁 Win Win 的诉讼、诉讼事件、听证会或调查事件，影响或与下列方面有关（1）Win Win 认为会对其有实质不利影响的事件，（2）据 Win Win 了解，本协议所预测的交易，不存在任何上述诉讼、诉讼事件、听证会或调查事件的基础。

(d) To the Knowledge of Win Win ., since March 31, 2005 there has not been any adverse event, occurrence, development or state of related circumstances or facts, not otherwise filed prior to the date of this Agreement, that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Win Win .

据 Win Win 所了解，自 2005 年 3 月 31 日，不存在任何不利的事件、事情、或相关状况及事实的发展或状态，除非是个别或集体的、已在本协议签订前已经或有理由被认为已经对 Win Win 构成了实质性的不利影响的事情、事件、相关状况及事实的发展或状态。

(e) No Undisclosed Liabilities. Except for liabilities incurred in the Ordinary Course of Business since the date of the financial statements included in Win Win 's most recent report on Form 10-Q or 10-K which liabilities have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Win Win , Win Win has no material

liabilities (whether absolute, contingent, accrued or otherwise) (including but not limited to any liability for Taxes) that that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, nor, to the Knowledge of Win Win , is there any basis for any claim against Win Win for any such liabilities relating to or affecting the Win Win or any of its assets and properties.

不存在未公开的债务　除了在 Win Win10-Q 或 10-K 报表最新的财务报告日以来在通常业务范围内发生的债务，且该等债务没有也不应该个别或集体地对 Win Win 构成实质性的负面影响，Win Win 没有任何实质性的可能被要求在一个按照一般财务原则要求准备的资产负债表中公开的债务（包括绝对的、附随的、应计的或其他类型的债务）（包括但不限于任何税务方面的债务）。据母公司了解，也没有任何构成向 Win Win 要求任何与 Win Win 相关联或会影响 Win Win 或其资产的债务的基础。

(f) Win Win Shares. The Win Win Shares to be issued to the Shareholders have been or will have been by the Closing duly authorized for issuance by all requisite corporate and stockholder action required under the General Corporation Law of the State of Delaware and no other corporate or shareholder action by Win Win is required to authorize the Win Win Shares for issuance and, when so issued in accordance with the terms of this Agreement, the Win Win Shares will be validly issued, fully paid and non-assessable. Assuming the accuracy of the representations and warranties of the Shareholders in Section 2.1, the offer, sale and issuance of the Win Win Shares to be issued pursuant to this Agreement will be exempt from the registration requirements of the Securities Act of 1933 and will have been registered or qualified or be exempt from the registration or qualification requirements of all applicable state securities laws.

Win Win 股份　即将出售给股东的 Win Win 股份在收购交接日之前已经依据特拉华州一般公司法所有必要公司及股东规定审定发行或将依据上述规定审定发行，不要求以其他 Win Win 或股东的审定发行 Win Win 股份，并且如按照本协议的条款发行，Win Win 股权应当是有效发行、全额支付和不可收回。鉴于股东在第 2.1 条款中所做陈述和保证的准确性，计划根据本协议发行的 Win Win 股权的报价、销售及发行无须根据 1933 证券法的要求进行登记，并且将是已登记的或符合资格的或无须根据所有可适用的州证券法进行登记或赋予资格。

(g) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Win Win is subject or any provision of its charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Win Win is a party or by which it is bound or to which any of its assets is subject.

遵守相关规定　不论是本协议的签署及执行，或是本协议预期的交易的交接，均不会（1）违反任何宪法、法令、法规、条令、禁令、判决、命令、指控或其他 Win Win 应当服从的政府机关的限制或 Win Win 的章程或规章，或（2）与任何 Win Win 是其一方或受其约束或 Win Win 的任何财产为其标的的协议、合同、租契、许可、文件或其他安排相冲突、导致违反、构成不履行、加速其交接、使任何方有权加速、终止、更改或取消或要求任何通知。

(h) Brokers' Fees. Win Win has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholder could become liable or obligated.

中介费 Win Win 没有任何责任或义务就本协议预期的可能使任何股东负有责任的交易而向任何中介人、中间人或中介机构支付任何费用或佣金。

(i) Disclosure. The representations and warranties contained in this Section 2.2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2.2 not misleading.

公开条款 本段 2.2 中所包含的陈述及保证不包含任一实质性方面的虚假陈述或遗漏任何为防止包含在本点 2.2 中的陈述和信息产生误导的必须的实质事实。

3. **Representations and Warranties of the Company 公司的陈述和保证**. The Shareholders, jointly and severally, represent and warrant to Win Win that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule attached hereto. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

股东，集体地或者个别地，向 Win Win 陈述及保证，在本协议签订之日第 3 条款中所包含的陈述均为正确完整的，并且至收购交接日亦为正确完整的（完毕日可以约定或按本条款 3 的规定由本协议签订日所代替），本协议所附的公开计划表中规定的除外。公开计划表由章节组成并与本条款 3 所指的章节对应。

3.1 **Organization and Good Standing; Ownership of Shares 组织、状态、股份所有权.** The Company is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China, with full corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted and in the places where such properties are now owned, operated or leased and such business is presently conducted. The Company has all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and is duly licensed or qualified and in good standing as a Chinese corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. Section 3.1 of the Disclosure Schedule lists the jurisdictions in which the Company is qualified to do business as a Chinese corporation and the officers and directors of the Company. The Company does not have any subsidiaries. The Company has delivered to Win Win correct and complete copies of its charter and bylaws (as amended to date). The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book, and the stock ledger of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

公司是一个依据中华人民共和国法律组建，合法存在且状态良好的公司，有完全的公司权力在其目前拥有、运作、租赁其资产及开展现其开展的业务，以及开展现其开展的业务的地方拥有、运作、租赁其资产，以及开展现其开展的业务。公司应具备所有必须的执照、许可及授权以开展其从事的或已取得许可或资格的业务，作为一家状态良好的中国公司，其上述资产或业务使得上述的许可和资格很为必要。公开计划表的第 3.1 条款列出了公司作为一家中国企业有资格开展业务的所有辖区以及公司所有职员和董事。公司没有任何子公司。公司已向 Win Win 提交了其正确完整的章程和规章（按本协议签订日修改的为准）的副本。会议备忘录（内容包括股东、董事会及其他任何董事会委员会的会议记录）、股权证书、公司股权帐目均为正确完整。公司没有不履行或违反其章程或规章任何条款的行为。

3.2 **Capitalization 资本**. The entire authorized capital stock of the Company consists of 300,000 shares. Any deficit in capital accounts shall be either invested by the Shareholders in cash prior to Closing or the amount shall be deducted from any amounts that otherwise might be due from Win Win to the Shareholders under this Agreement.

公司所有审定的股本为_300,000 股，在收购完成之前，任何资本帐目赤字均由股东以现金的形式进行补足，或该等资本帐目赤字可以从 Win Win 支付给股东的任何款项中扣除补充。

3.3 **Non-contravention 守法状况**. Neither the execution and the delivery of this Agreement and the documents referenced herein, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Company is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, permit or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth in Section 3.3 of the Disclosure Schedule, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

本协议及相关文件的签署及交付、本协议预同交易的交接，将不会(a) 违反任何宪法、法令、法规、规章、禁令、判决、法则、条令，裁决、控诉或其它公司应该遵守的对公司有管辖权的政府部门的限令或其章程或规章制度的任何条款，或(b) 与其作为一方或其任何资产受之约束（或因其资产有任何担保物权而受约束）的任何协议、合同、许可或其它相关文件相冲突违背、或不履行前述该等文件、或加速结束前述该等文件、或给予任何一方权力加速结束、终止、修正或取消前述该等文件，或就该等文件要求任何通告等。除非在公开计划表第 3.3 条中另有规定，公司不必为使各方完成本协议预期的交易而向任何政府部门发出任何通告、向任何政府部门作出任何申请、或获得该政府部门的任何授权、批准、批文。

3.4 **Tangible Assets 有形资产**. The Company has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). The Company holds all rights, title and interest in all the Tangible Assets owned by it on Balance Sheet(refer to ITEM 5 of Exhibit A) or acquired by it after the date of the most recent Balance Sheet as of June, 30, 2005, free and clear of all security interests, conditional sales contracts or any other encumbrances except as set forth in the Disclosure Schedule. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

公司享有其在租借或拥有的机械、设备、家具、租赁设施、固定设备、交通工具、建筑物等方面以及任何资本化的相关有形资产或其它对公司业务有实质意义的有形资产（总称"资产"）的所有权益。公司享有其拥有的所有反映在 2005 年 6 月 30 日的最新资产负债表(参见附件一第五条)上的或其在该最新资产负债表后购置的有形资产的权益，而且该等有形资产不受担保物权、有条件销售合同或任何债权（抵押权）的限制，除非在公开计划表另有规定。所有的有形资产都是状态完好并且在通常业务过程中都可以使用，并且合乎所有相关法律、法令及政府的法则、法规、规则关于建筑和经营方面的规定。

3.5 **Intellectual Property. 知识产权**

(a) The Company owns or has the right to use pursuant to licenses, sublicenses, agreements or permission all intellectual property necessary for the operation of the business as presently conducted. The Company possesses all right, title and interest in and to each item of owned intellectual property, free and clear of any security interest or other restriction or claim. With respect to each item of intellectual property that any third party owns and that the Company uses, the license, sublicense, agreement or permission pursuant to which the Company has the right to use such item is legal, valid, binding, enforceable and in full force and effect. Each item of intellectual property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by Win Win on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses.

公司有权按照许可证、从属许证、协议或批准使用所有对当前运作的业务有必要的知识产权。公司拥有其拥有的知识产权的所有权力、权益和权利，该等知识产权不存在任何担保物权、其它限制或主张权，就关于任何第三方拥有并且公司使用的每项知识产权，公司有权使用该项知识产权的许可证、从属许可证、协议或批准均为合法、有效、具有法律约束力和可执行性。公司在收购交接前拥有或使用的每项知识产权将由 Win Win 在收购交接后以相同的条件和条款拥有或使用。公司已经采取所有必要的行动维护和保护其拥有或使用的每项知识产权。

(b) The Disclosure Schedule identifies each software product developed, licensed or published by the Company. The Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has delivered to Win Win correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Win Win correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each registered or unregistered trade name, service mark or trademark used by the Company in connection with any part of the Company's business. The Company has delivered to Win Win correct and complete copies of all licenses, sublicenses, agreements, and permissions (as amended to date) relating to Intellectual Property.

公开计划表列明了公司开发、许可或发表的每项软件产品。公开计划表列明授予公司的关于其任何知识产权的专利或注册、公司已经提交的关于其任何知识产权的未决专利注册申请或注册申请、及公司在每项知识产权已许可任何第三方的许可、协议或其它批准。公司已向 Win Win 递交了所有该等专利、注册、申请、许可、协议及批准（迄今为止修正过的）等的准确及完整复件，并已为 Win Win 准备了准确及完整的所有（可能有的）证明每项知识产权所有关系及执行情况的书面文件。公开计划表同时也列明了公司在其任何业务部分上使用的每个注册或未注册的商标名称、服务商标或商标，公司已向 Win Win 递交了所有其知识产权方面的许可、从属许可、协议及批准（迄今为止修正过的）等的准确及完整复件。

(c) The Disclosure Schedule identifies each employee of the Company or other Person who is or has been involved in the conception, creation, discovery, design, invention or development of any item of Intellectual Property for the Company. The Nondisclosure and Developments Agreement, which shall be entered into and delivered to Win Win at the Closing by each such employee

and other Person, shall be valid and binding and enforceable so as to cause each such employee or other Person to convey to the Company at the Closing all items of Intellectual Property that such employee or other Person at any time during his or her employment or other relation with the Company has made, conceived, created, discovered, designed, invented or developed that relates to the Business at the Closing or prospective business or any of the products or services being developed, manufactured or sold by the Company.

公开计划表列明每位参与或曾经参与公司每项知识产权构思、创作、发现、设计、发明或开发的员工、不公开及开发协议、应在收购交接日由每位该等员工和其它个人达成并交付 Win Win，并应为有效的、具有法律约束力和执行性以促使每位该等员工或其它个人在收购交接日向公司通报其在受雇于公司期间或与公司存在其它关系期间已经完成、构思、创作、发现、设计、发明或开发的并与公司在结束日的业务、或公司未来业务或任何其它公司正在开发、生产或销售的产品或服务相关的任何一项知识产权。

(d) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor the Shareholders have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

公司没有干涉、侵犯或盗用其它第三方的任何知识产权或与其任何知识产权有冲突，公司或股东也没曾收到来自任何第三方声称该等干涉、侵犯、盗用或侵害（包括公司必须许可或控制使用任何第三方任何知识产权的索赔）的任何控诉、投诉、索赔、要求权或通知。第三方也未曾干涉、侵犯或盗用公司的任何知识产权或与其任何知识产权有冲突。

3.6 **Financial Statements 财务报告**. The Disclosure Schedule lists all Liabilities of the Company.

公开计划表列明公司的所有债务。

3.7 **Events Subsequent to Fiscal Year End 2004 财政年后的大事**. Since June, 30, 2005, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, since that date:

自 2005 年 6 月 30 日后，公司在业务、财务状况、经营、经营成果、或前景等方面没有任何不利的变化。在没有限制前述一般性原则的情况下，除非在公开计划表中另有说明，自从该日：

(a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

公司未曾在与其通常业务无关的情况下出售、出租、转让或让于其任何有形或无形的资产。

(b) the Company has not entered into any agreement, contract, lease, pricing arrangement or license (or series of related agreements, contracts, leases, arrangements and licenses) either involving more than 10,000 RMB or outside the Ordinary Course of Business;

公司未曾签署过金额为 10.000 人民币以上的、或在其通常业务之外的任何协议、合同、租约、定价或许可（或系列协议、协议、合同、租约、定价或许可）。

(c) no party, including the Company, has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than 10.000 RMB to which the Company is a party or by which it or any of its assets is bound:

没有任何一方，包括公司，加速、终止、修正或取消公司作为一方且金额为$10,000 人民币以上的或公司或其任何财产受约于其的任何协议、合同、租约、或许可（或系列协议、合同、租约、或许可）。

(d) the Company has not imposed or permitted any lien upon any of its assets, tangible or intangible:

公司未曾对其有形或无形的资产强加任何留置权或允许该等资产有任何留置权。

(e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than 10,000 RMB or outside the Ordinary Course of Business:

公司未曾作出过任何超过 10.000 人民币的或非通常业务之外的资本花费（系列资本花费）；

(f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any Person (or series of related capital investments, loans, and acquisitions) either involving more than 10,000 RMB or outside the Ordinary Course of Business:

公司未曾对任何个人进行金额在 10.000 人民币以上或在其通常业务之外的资本投资、贷款或股票或资产购买（或系列相关资本投资、贷款或购买）；

(g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than 10.000 RMB in the aggregate or outside the Ordinary Course of Business;

公司未曾发行过总计金额超过 10.000 人民币的或在其通常业务之外的任何票据、债券或其它债务股票或造成、招致、承担或保证任何债务或资本租赁义务；

(h) the Company has not delayed or postponed the payment of accounts payable and other Liability outside the Ordinary Course of Business;

公司未曾延迟或拖延支付任何到期的应付帐目或其它在通常业务之外的债务；

(i) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than 10.000 RMB or outside the Ordinary Course of Business:

公司未曾取消、妥协、放弃或免除金额超过10,000人民币的或在其通常业务之外的任何权利或要求权（或系列权利或要求权）；

(j) the Company made revision on the charter or bylaws in relating to the change of the shares of the Company from March 28, 2005 to April 4, 2004, thereafter there has been no change made or authorized in the charter or bylaws of the Company, the company has made no changes & have listed in a schedule any required exceptions.;

公司曾在2005年3月28日到4月4日期间就公司股份变更事宜修改过章程，此后未曾变更过其章程或规章，公司未曾作出变更并在附件中列出任何例外情况；

(k) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock.

公司未曾发行、出售或处理过其任何股本，或授予任何购买或获得公司股本的选择权、保证、优先购买权或其它权利（包括转换权、交易权、实行权）；

(l) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

公司未曾就其股本声明、取消或支付任何红利或作出任何（现金或种类上）的分配，或赎回、购买或收购其任何股本；

(m) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) individually, in the aggregate, more than 10,000 RMB to its property;

公司未曾经历过其资产个别或总计超过10,000元人民币的任何损失、损坏或丢失（无论有没有投保）；

(n) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees or stockholders outside the Ordinary Course of Business;

公司未曾在通常业务之外向其任何董事、高级职员、雇员或股东贷款或与该等人员作任何交易；

(o) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

公司未曾达成任何口头或书面雇用合同或集体交易协议或修正现有该等协议或合同的任何条款；

(p) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business or made any other change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

公司未曾准许在通营业务之外在其任何董事、高级职员或雇员的补偿层级之上的任何增加，或在通营业务之外就其与任何董事、高级职员或雇员的雇用条款做过任何修正；

(q) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

公司未经就其董事、高级职员及雇员的利润通过、修正或修改或终止任何奖金、利润分红、激励制度、契约、或其它计划、合同或承诺（或就其任何雇员的利润计划采取任何行动）；

(r) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

公司未曾在其通常业务之外做出或承诺做出任何慈善或其它资本捐赠；

(s) No material customer, supplier, representative, distributor, lessee, or lessor has terminated or given notice of its intent to terminate its relationship with the Company;

没有任何实质上的消费者、供应商、代表、分销商、承租人，或出租方终止或向公司发出通知有意终止其与公司的关系；

(t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

公司未曾有在其通营业务之外的任何其它事件、活动、事务、行为或行为失败或交易；

(u) the Company has not committed to any of the foregoing.

公司未曾对以上的任何条款作任何承诺。

3.8 **Liabilities 债务.** The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities") which would be required to be disclosed on a balance sheet prepared in accordance with GAAP, which were not fully, fairly and adequately reflected on the Balance Sheet or in the Disclosure Schedule. As of the Closing Date, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the Ordinary Course of Business and any credit extended to the Company by Win Win prior to the Closing.

公司没有任何直接或间接的、已知或未知的、固定或不固定的、已清算或未清算的、已保护或未保护的、自然增长或绝对增长的、暂时的或长久的债务、负债、索赔、损失、损坏、欠债、义务或责任，包括，但不限于，任何税收账目的债务、任何政府的、要求在根据一般会计原则准备

的资产负债表上公开的收费或诉讼费（前述总称"债务"），且没有在资产负债表上或公开计划表上全面、公平、准确地反映出来的。从收购交接束之日起，除非是在资产负债表上全面并准确反映到的债务，以及在通常业务中自然增长的债务和 Win Win 在结束日之前给公司的贷款，公司将没有任何债务。

3.9 **Legal Compliance 守法状况.** The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Section 3.9 of the Disclosure Schedule lists all non-compliances with laws for which the Company has been cited during the past three years.

公司在所有方面遵守所有政府部门的所有相关法律（包括相关的规则、规章、法规、法则、法令、裁决及命令等），没有任何人提出或准备提出诉讼、诉讼行为、诉讼事件、听证会、调查、控告、投诉、索赔、主张、警告等宣称公司的不守法行为。公开计划表的第 3.9 条列出在过去 3 年中公司被引证的不遵法行为。

The Company possess, and is in compliance with, the terms and conditions of, all franchises, consents, approvals, licenses, permits, certificates and other authorizations ("Permits") from any Governmental Authority that are necessary for the ownership of their respective assets and the conduct of the Company's business as presently conducted in the Ordinary Course of Business. With respect to each such Permit: (a) the Permit is in full force and effect; (b) the Company is not in breach or default, and, to the Shareholders' Knowledge, no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default, or permit termination or modification of the Permit; and (c) the Permit will continue in full force and effect on identical terms for the benefit of Win Win following the consummation of the transactions contemplated hereby.

公司拥有相关政府部鉴发的证明公司在通常业务范围内目前经营业务以及其各自资产的所属关系必要的特许、许可、批准、批文、承诺、证明或其它授权方面（总称"许可"）的条款，并严格遵守该等相关条款，就每个该等许可而言：(a) 许可完全有效力；(b) 公司没有违约行为或不履行行为，并且，据股东所了解，没有发生构成违约行为或不履行行为或许可终止或许可变更的事件，不论是因警告或时间推移或两种情况发生而发生的事件；并且(c) 许可将在本协议预期交易交接束后为 Win Win 的效益以相同的条款持续有效。

None of the Shareholders, nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any applicable Laws of any applicable Governmental Authority, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, or (c) entered into any agreement with any employee or former employee of Win Win which may reasonably be construed as payment of a broker's fee or courtesy fee for introduction of this acquisition opportunity.

公司的任何股东、董事、高级职员、代理、或雇员，或与公司关联或代理或代表公司的任何其它个人没有直接或间接(a) 向任何个人、公众或私人的，捐赠、送礼、贿赂、回扣、行贿或其他相关报酬，无论是什么形式的，包括现金、财产或服务等：(i) 以获得业务保护

的优惠条件，(ii) 以优惠条件支付业务保护费用，(iii)以为公司或关联公司获得特许权或更大的特许权，或者 (iv) 违背任何政府部门的任何适用法律，(b) 安置或保持任何不记录在公司帐本或记录中的资金或资产；(c) 与 Win Win 的雇员或前雇员签署任何协议并且可以解释为经济人费用或介绍本收购机会的介绍费。

3.10 Tax Matters 税务事务

(a) Company has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been paid. Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Company.

公司已经提交相关法律法规要求提交的纳税申报单，所有该等类纳税申报单均为完整正确并实际上按照所有相关法律法规来筹备，所有到期及该付的税款均已付清（无论是否出现了纳税申报单）。公司目前不是提交任何纳税申报单的任何延期的受益人。没有一个职权部门因为公司不提交辖区要求的纳税申表而向公司主张权利。公司任何资产的税收均没有留置权（除非税款未到期而不该付）。

(b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

公司已留出并且支付所有要求作为付给或应付给任何雇员、独立承包商、债权人、股东或其他第三方的任何款留出并支付的税款。

(c) No Shareholder or director or officer (or employee responsible for Tax matters) of Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Company. Company has not received from any state or local taxing authority (including jurisdictions where Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Company. The Disclosure Schedule lists all state, local, income Tax Returns filed with respect to Company for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Shareholders have delivered to Win Win correct and complete copies of all state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company filed or received since December 31, 2001 .

公司的任何股东、董事、高级职员（或负责税务的雇员）不能指定任何职权部门评估任何纳税申报单已提交的时期的任何额外税款。公司关于国家和地方税收稽查或行政管理或司法税收程序均已了结，公司没有收到来自国家或地方税收部门（包括公司不提交纳税申报单的辖区）的任何（1）开展审计或审查意向的通知；（2）提供任何税务信息的要求；（3）管辖公司的任何税收部门建议、主张或评定的任何税款不足或调整通知书。公开计划表表列出所有国家和地方所得纳税申报表（于2001年前后截止的纳税期提交的），并表明所有该等纳税

申报表已经审计且该等所得纳税申报表目前均为审计科目。股东已经交付给 Win Win 所有正确完整的、2001 年 12 月 31 日之前收到或提交的国家所得税申报表、检验报告、不足报表。

(d) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

公司没有放弃任何关于税收的限制条例或同意关于税务评估或不足的任何延期。

(e) The Disclosure Schedule sets forth the following information with respect to Company as of the most recent practicable date: (A) the basis of Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution of Company.

公开计划表在最可行的最新日期之前阐明了公司的下列内容：a 公司资金的主要部分；b 任何经营亏本净额、净资本亏损额、未使用的投资或他债务、未使用外国税款或公司额外慈善捐赠。

(f) The unpaid Taxes of Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Company in filing its Tax Returns.

公司未付税款(A) 在最新财政年截止日之前，不超过在资产负债表表面显示的纳税义务的反数（除非是反映帐目和税收收入之间不同的反数），并且 (B) 不超过的经营和交易调整的反数，且与公司过去提交纳税申表单的常规一致。

3.11 **Real Property.** 不动产

The Company does not own any real property.

公司没有不动产。

3.12 **Contracts 合同.** The Disclosure Schedule lists all purchase orders, contracts, commitments, obligations, plans, agreements, instruments, arrangements, understandings, bids, undertakings and proposals written or oral including all amendments and supplements thereto, or series of any of the foregoing, to which the Company is a party or by which its assets or the business of the Company are bound involving consideration in excess of 10,000 RMB per year or which are otherwise material to the (including, without limitation, any contract concerning confidentiality or non-competition or limiting the Company's ability to do business in any line of business or geographical area) (the "Contracts"). The Company has delivered to Win Win a correct and complete copy of each written Contract in the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract referred to in the Disclosure Schedule. With respect to each such Contract: (a) the Contract is legal, valid, binding, enforceable, and in full force and effect; (b) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (c) the Company has not and, to the Company's and the Shareholders' Knowledge, no other party has repudiated

any provision of any Contract. Except as set forth in the Disclosure Schedule, (y) no purchase Contracts of the Company is in excess of the normal and ordinary requirements of the Company's business, and (z) the Company is not (and from and after the Closing Win Win will not be) contractually restricted from carrying out the Business in any geographic area. There are no outstanding powers of attorney executed on behalf of the Company. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

公开计划表列出了所有口头或书面的购买订单、合同、约定、义务、计划、协议、文件、安排、谅解备忘录，标的、保证、建议，包括其所有附件和补充，或前述的系列，公司作为其一方或公司的资产或业务受其约束，包括每年超过 10，000RMB 的合约或对公司业务很实质的合同（包括但不限于保密、不竞争、限制公司地理业务能力方面的合同）（本协议总称"合同"）。公司已交给 Win Win 公开计划表中每个合同的完整正确复件及一个书面总结，简述了公开计划表中指出的口头合同的条件及条款，此类合同：（a）合同合法、有效、具有法律约束力、具有可实行性并完全有效力；（b）任何一方不能违约或不履行合同，随通知或时间推进发生的事件也不能构成违约或不履行合同的行为或构成合同的终止、修正或加速进程。（c）据公司及其股东所了解，公司没有复制合同，第三方也没有复制任何合同条款。除了在公开计划表中列出之外，（d）公司的购买合同没有超过公司通常业务要求，（2）公司没有合同上被限制在任何地区的业务开展（购买股东后 Win Win 不受限制）。公司没有任何代表公司签署的未决委托书。公司不是任何其他人责任及义务的保证人或对此责任及义务责任（包括债务）。

3.13 **Notes and Accounts Receivable 可收票据和账目**. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no set off or counterclaim, are subject to adequate reserves, and were incurred in the Ordinary Course of Business of the Company for bona fide services rendered. All Company revenue for the last 3 years has been received and deposited into a unified Company account and properly reflected in all financial reports given to Win Win. Any Company revenue received after June 30, 2005 belongs to and is the property of Win Win. To the extent any Company revenue has been deposited into personal accounts that have not been disclosed to Win Win prior to June 30, 2005, such amounts shall be deducted from the total Purchase Price. In any case, all Company revenue anticipated to be received after June 30, 2005 shall belong to Win Win, regardless of whether such revenue is destined to be deposited into personal accounts or the account of the Company. If the above stipulations are violated, Win Win shall have the right to deduct any deficits from amounts due the Shareholders, including any other remedy available in law or equity.

公司所有可收票据及账目均在帐簿及记录中正确反映，为有效可收票据及账目，不可抵消或索赔，为正确储备，为公司提供正常业务所得。公司过去三年的所有收入一直由统一的公司账户接收和储存，并正确反映在提交给 Win Win 的财务报告中。2005 年 6 月 30 日之后的收入归 Win Win 所有。2005 年 6 月 30 日之前，如果任何公司存入未向 Win Win 公开的私人账户，则相应数额将从收购总价中扣除。不论如何，2005 年 6 月 30 日之后的公司收入都归 Win Win 所有，不论是通过个人账户还是通过统一的公司账户接收或储存。如有违反上述规定，Win Win 有权从股东的账户中扣除相应数额以填补该赤字，包括股东法律内外得到的补偿。

3.14 **Litigation 诉讼**. The Disclosure Schedule sets forth each instance in which the Company (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (b) is a party or, to the Knowledge of any of the Shareholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative

agency of any state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company. None of the Shareholders has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

公开计划表阐明公司可能出现的每个情况（a）受支配与任何未决的禁令、判决、命令、法令、裁定或控诉，(b)在任何国家、地方或外国辖区的法院、准司法或行政机构、或任何仲裁机构进行的任何诉讼、诉讼事件、诉讼行为中作为一方，或据股东所了解，被威胁作为一方。公开计划表中列出的任何此类诉讼、诉讼事件、诉讼行为、听证会、调查均不会导致公司任何业务、财务状况、经营状况、经营结果或未来前景发生不利改变。任何股东没有任何理由相信公司会招惹此类的任何诉讼、诉讼事件、诉讼行为、听证会、调查或受此类事件威胁。

3.15 **Employees 雇员**. To the Knowledge of any of the Shareholders, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Shareholders has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company. All salaried employees of the Company are listed in the Disclosure Schedule, which includes the salary level of each such employee.

据股东所了解，没有任何高级和主要雇员或几个雇员有计划终止与公司的雇佣关系。公司不是任何集体交易协议的一方或受其约束，也没有经历过任何罢工、投诉、不公平劳动时间索赔或其他集体交易争议。公司不实行不公平劳动惯例，股东也不认为目前有任何工会组织正在进行或威胁进行过有组织的努力，以帮助公司的任何员工。公司所有薪雇员均列于公开计划表，包括雇员的工资水平。

3.16 **Employee Benefits.雇员利益** There are no plans of the Company in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Win Win will become liable as a result of the transactions contemplated hereby or that the Company will remain liable for after the Closing.

公司没有有效的分红制、递延补偿、解雇费、奖金、职工优先认股权、职工优先购股等计划，或任何其他形式的退休或递延福利计划，或有效的任何健康、事故或其他福利计划，对此，Win Win 要在预期交易交接后要负责任的，或者公司要在交易结束后仍然负责的。

3.17 **Environmental, Health, and Safety Matters.**

环境、健康及安全事务

(a) There have been no private or governmental claims, citations, complaints, notices of violation or letters made, issued to or threatened against the Company by any governmental

entity or private or other party for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health resulting, in whole or in part, from the ownership, use or operation of any of the Company's facilities (whether owned or leased) (the "Property").

没有任何政府机构或个人或其他方因为公司财产（包括自有或租借）的所有使用或操作（全部或部分）导致环境或公共健康的损害、恶化、损伤、伤害或不利影响而向公司主张权利、发送传票、进行投诉，发出警告/信件指正其违法或对公司进行相关威胁（称"财产"）。

(b) The Company has duly complied with, and, to the best of the Shareholders' knowledge, the Property is in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

据股东所了解，公司及"财产"完成遵守所有国家和地方环保、健康及安全法律、法典及法令以及相关的法规和规章。

(c) The Company has provided Win Win with true, accurate and complete copies of any written information in the possession of the Company which pertains to the environmental history of the Property. The Company shall also promptly furnish to Win Win true, accurate and complete copies of any sampling and test results which may be obtained by the Company prior to the Closing from all environmental and/or health samples and tests taken at and around the property.

公司已向 Win Win 提供正确、真实并完整的、公司拥有的、符合"财产"环保历史的、书面材料的复件。公司还应及时地向 Win Win 提供真实、准确、完整的、在交易结束前公司在所有环保及健康标本或"财产"测试方面获得的取样及测试结果复件。

3.18 **Brokers' Fees 经纪人的费用.** The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. In particular, the Company and each of the Shareholders represent and warrant that no fees or commissions of any kind will be paid to anyone, including any current or former employee of Win Win.

公司没有任何义务或责任向任何与本协议预测交易有关的任何经纪人、中间人、代理等支付任何费用或佣金。公司或股东特别陈述和保证没有给任何人支付任何形式的费用和佣金，包括给 Win Win 现在或以前雇员的任何形式的费用和佣金等。

3.19 **Disclosure 相关公开条款.** The representations and warranties contained in this Section 3 as modified by the Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

在公开计划表中定义并包括于第 3 部分中的陈述及保证不包含任何实质事实的不真实陈述，也不遗漏任何防止第 3 部分中陈述及材料被误解的必要实质事实。

4. **<u>Pre-Closing Covenants 交易交接前的契约</u>.** The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

双方就本协议签署和结束前的一个时期同意如下。

4.1 **General 一般条款**. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 5 below).

双方中的任何一方都应尽最大的努力采取行动并办理所有必要的、适用的或可取的事务，以完成本协议中的交易并使之生效。（即第5部分所定的条款得到令人满意的结果，但不是弃权。）

4.2 **Notices and Consents 通知和许可**. The Company and the Shareholders will cause the Company to give any notices to third parties, and the company shall, and the Shareholders will cause the Company to use its best efforts to obtain any third party consents, that Win Win may request in connection with the matters referred to in Section 2.1 (c). Each of the Parties will (and the Shareholders will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to in Section 2.1 (c), Section 2.2(c), and Section 3.3.

股东将促使公司向第三方发出相关通知，公司和股东应促使公司尽最大的努力取得第三方的许可，即 Win Win 可能会就 2.1 (c) 条款的相关事务提出相关要求。各方（并且股东将促使公司）将向相关政府部门告知并申请，并尽最大的努力取得相关政府部门对 2.1 (c)、2.2(c)及 3.3 相关事宜的授权、许可和批准。

4.3 **Operation of Business 业务的运作**. The Company and the Shareholders will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the the Company and the Shareholders will not cause or permit the Company to (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (b) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.7.

股东和公司不会促使或许可公司从事、进行或进入公司正常业务以外的事务。在不限制前述一般性原则的情况下，股东和公司不会促使或许可公司（a）就其股本进行声明、留置或支付股息或进行分配，或赎回、购买或获得其股本，或(b) 公司从事、进行或进入 3.7 规定的事务。

4.4 **Preservation of Business 业务的保护**. The Company and the Shareholders will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

公司及股东将促使公司保持其业务及财产完好无损，其中包括其现有的经营、物质设施、工作条件以及与出租方、许可方、供应方、消费者和雇员的关系。

4.5 **Litigation 诉讼**. The Company shall promptly notify Win Win of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, Shareholder or other representative with respect to the affairs of the Company.

公司应及时将所有可能在日后威胁或恐吓公司或其任何职员、董事、雇员、顾问、代理、股东或其他公司事务代表的任何诉讼、要求权、诉讼事件或调查通知 Win Win 。

4.6 **Full Access 完全接触**. The Company and Each of the Shareholders will permit, and the Company and the Shareholders will cause the Company to permit, representatives of Win Win to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers, suppliers, third party lenders and other third parties whose consent is required in order to consummate the transactions contemplated hereby, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

公司及每位股东将许可，并且公司及股东将促使公司许可 Win Win 的代表，在所有合理的时间，都可以完全接触所有的房屋、财产、人员、财务人员、消费者、供应商、第三方贷方及经其同意的其它第三方，以完成预期交易、账本，记录（包括税务记录）、合同、公司相关文件。

4.7 **Notice of Developments 关于不利事务的通知**. The Company and the Shareholders will give prompt written notice to Win Win of any material adverse development causing a breach of any of the representations and warranties in Section 3. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Section 2. No disclosure by any Party pursuant to this Section 4.7, however, shall be deemed to amend the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

公司及股东及时向 Win Win 通知关于任何实质不利的发展而导致对第 3 部分陈述和保证的违背。各方将及时书面通知其它任何实质不利的发展而导致对第 2 部分陈述和保证的违背。然而，各方根据第 4.7 作出的公开应被认为是对公开计划表进行的修正或是为了防止或弥补任何误传，对保证或契约的违背。

4.8 **Exclusivity 独家性**. The Company shall not and none of the Shareholders will (and The Company and the Shareholders will not cause or permit the Company to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets (including any acquisition structured as a merger, consolidation, or share exchange), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Company shall and the Shareholders will notify Win Win immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

公司及股东不会（公司及股东也不会促使或许公司）(a) 恳请、发动或鼓励任何人提交关于任何股本、或其它有表决权的股票、或任何资产（包括以合并、并购或股份交易为形式的购买）的购买的建议和提议，或(b)参与任何讨论或协商任何个人的行为和企图，提供任何信息给任何个人的行为和企图、以任何其它的方式协助、或参与、或促进任何个人的行为和企图，以进行或寻求上述事项。股东不会对以合并、并购或股份交易为形式的购买投支持票。如果任何个人就上述事宜进行任何建议、提议、咨询或联系等，公司及股东将立即将相关事宜通知 Win Win 。

5. **Post-Closing Covenants 收购交接后的契约**. The Parties agree as follows with respect to the period following the Closing.

双方就结束前的时期达成如下协议。

5.1 **General** 一般条款. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below). The Shareholders acknowledge and agree that from and after the Closing, Win Win will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

万一，在收购交接后的任何时间内，如果有必要进行必要行动实行本协议的目的而采取进一步行动，各方要采取任何一方可能要求的此类行动（包括签署和交付此类文件），但是提出要求的一方要独立承担相关费用（除非可以按照第 7 部分的规定有权获得补偿）。股东承认并同意，在收购结束日后，Win Win 有权拥有所有关于公司及其子公司的文件、账本、记录（包括税务记录）、协议以及财务数据。

5.2 **Litigation Support** 诉讼支持. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below).

如果或只要任何一方积极为与以下方面有关的任何诉讼、诉讼事件、诉讼行为、听证会、调查、控诉、投诉、主张权、要求权进行辩护(a)本协议预期的交易，或(b)任何在结束日之前涉及公司及其子公司的任何事实、状况、情形、情况、条件、活动、实际、计划、事件、事态、事变、行动、失败、交易等，另一方将配合其或其顾问进行相关辩护、在人员在给予准备、提供与辩护有关证据和进入帐本和记录的渠道，所有费用均由进行辩护的一方独立承担（除非进行辩护的一方可以根据下面第 7 部分有权获得补偿。）

5.3 **Transition** 过渡时期. None of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the businesses of the Company to Win Win from and after the Closing.

股东不会采取任何计划或企图阻碍任何出租方、许可方、消费者、供应商或公司的其它合作方在合同完成后如同合同完成前保持与公司的相关业务关系的行动。每个股东在合同完成后将向 Win Win 提供消费者关于公司业务的咨询。

5.4 **Confidentiality** 保密条款. Each of the Shareholders will treat and hold as confidential all of the confidential information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Win Win or destroy, at the request and option of Win Win , all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Shareholders is requested or required (by oral

question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that the Shareholders will notify Win Win promptly of the request or requirement so that Win Win may seek an appropriate protective order or waive compliance with the provisions of this Section 5.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that the Shareholders may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his or its best efforts to obtain, at the request of Win Win , an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Win Win shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

各个股东将保守所有保密信息的秘密、不能在与本协议无关的情况下使用保密信息、并按 Win Win 的要求或选择及时地向 Win Win 交付所有其占有的所有形式（版本）的保密信息，或销毁该等信息。如果任何股东（在法律诉讼、质询、传票、民事调查或类似程序中口头询问或咨询相关信息）被要求公开该等机密信息，该股东应及时向 Win Win 汇报相关情况，以便 Win Win 可以寻求适当的保护措施或按第 5.4 部分的相关条款作出相应放弃。如果，在没有收到保护措施或相关放弃的通知，任何股东，在顾问的建议下，被迫向法院公开任何机密信息或对藐视法庭的行为负责，该股东可以向该法院公开该等机密信息，但是，按 Win Win 的要求，公开信息的股东，应尽最大的努力取得一个保护措施或其它保证，证明对该等信息的处理符合 Win Win 的要求。上述的条款不适用于在机密信息公开之前已为一般公众所知的信息。

5.5 **WinWin Share CertificatesWIN WIN 股份证明**. Each Win Win Share Certificate to be delivered to the Shareholders will be imprinted with a legend substantially in the following form:

发给股东的 Win Win 股份证明将用以下的形式印上文字：

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

本证明所述的有价证券还没有按 1933 年有价证券法或其它任何适用法律注册。 该有价证券不能转让，除非以令人满意的形式和内容转让给顾问建议的公司，并且该转让不违背 1933 年修正的有价证券法，或其它适用州有价证券法律，

5.6 **Financial Information 财务报告**. The Shareholders shall cooperate with Win Win and their independent certified foreign public accounting firm in order to enable Win Win to create audited financial statements prepared in accordance with the GAAP for the full fiscal years from inception through the fiscal year ended December 31, 2004, and for the stub period from January 1, 2005 to June 30, 2005, by making available the Shareholders' records as they are maintained in the ordinary course of business and answering reasonable questions, the cost for which will be borne by Win Win .

通过准备在一般业务过程中的股东记录及回答合理问题，股东应和 Win Win 及其独立的涉外审定会计师事务所合作，以使 Win Win 可以按照一般性会计原则准备从开始到截止于 2004 年 12 月

31日及2005年1月1日到2005年6月30日期间的审计财务报告，由此引起的费用由 Win Win 承担。

6. <u>Conditions to Obligation to Close. 完成义务的条件</u>

6.1 **Conditions to Obligation of Win Win 完成义务的条件.** The obligation of Win Win to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

Win Win 完成其要履行的交易的义务必需满足下列条件:

(a) the representations and warranties set forth in Section 2.1 above shall be true and correct in all material respects at and as of the Closing Date.

所有第2.1部分阐明的陈述和保证在所有实质方面在收购交接日之前都应真实、准确。

(b) the representations and warranties set forth in Section 3 above shall be true and correct in all respects (without taking into consideration materiality, Material Adverse Effect or similar qualifiers) at and as of the Closing Date except where the failure of the representations and warranties to be true and correct, in the aggregate, does not and would not be reasonably be expected to have a Material Adverse Effect on the Company;

第3部分阐明的陈述和保证在收购交接日之前在所有方面都应真实准确（物质性、实质负面影响或类似的情况不考虑在内），除非不能真实准确地陈述和保证的地方，总和来说，不会被认为是对公司有实质性不利的影响。

(c) the Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

股东应收购交接日应按照所有实质方面的契约履行事务。

(d) the Company shall have procured all of the third party consents specified in Section 4.2 above and the Board of Directors of both Win Win and the Company shall have approved the transaction as evidence by a proper Board Resolution or minutes of a Board meeting clearly showing that the Board has voted and approved the transaction contemplated herein;

公司应获得第4.2部分描述的第三方的认可，并且 Win Win 和公司董事会决议的认可已经准许本次收购，董事会决议或董事会议记录都已证明董事会已投票并批准本次收购。

(e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Win Win to own the Company Shares and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

在任何国家、地方或外国辖区的任何法院、准司法或行政代理机构或仲裁机构没有未决或可能发生的诉讼、诉讼事件、诉讼行为，因而由此产生的不利禁令、判决、命令、法令、裁定、或控诉会(i)阻止本协议任何预期交易的交接，(ii)促使本协议任何预期交易在交接后被追取消，(iii)负面影响 Win Win 去拥有的公司股份和控制公司的权利，或(iv)负面影响公司去拥有其资产和经营其业务的权利（没有生效的禁令、判决、命令、法令、裁定、或控诉等）；

(f) the Shareholders shall have delivered to Win Win a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(e) is satisfied in all respects:

股东应向 Win Win 出据证明以使上述 6.1(a)-(e)部分说明的条件在所有方面都得到满足。

(g) each of the Shareholders shall have executed non-competition agreements with Win Win ;

每个股东都应和 Win Win 签订不竞争协议；

(h) Win Win shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom Win Win shall have specified in writing at least five business days prior to the Closing:

Win Win 应已收到公司董事和高级职员自收购交接之日起生效的辞职书，除非是那些 Win Win 已在收购完毕之日前五天用书面指定保留的人员。

(i) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since the Most Recent Financial Statement which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of any of the Company or the Business taken as a whole;

自最新的财务报告日以来，未有已经或将有可能给业务、资产、财产、财务状况、经营结果或公司的前景，或总称业务带来不利影响的事件、事变、事务、行为、行为失败或事由发生；

(j) Win Win shall have completed its business, accounting and legal due diligence review of the Company and the Business, its assets and liabilities and the results thereof shall be reasonably satisfactory to Win Win :

Win Win 应已完成对公司业务、账务及合法性事务的审查，公司的业务、资产和债务及其结果都令 Win Win 满意；

(k) the Shareholders shall have obtained releases for all liens, charges or encumbrances against any asset of the Company:

股东应已获得所有针对公司资产的留置权、诉讼或抵押的豁免。

(l) the Company shall have delivered evidence reasonably satisfactory to Win Win of the Company's corporate organization and proceedings and its existence in each jurisdiction in which it is incorporated or qualified to transact business, including evidence of such existence as of the Closing:

公司应已交付令 Win Win 满意的关于公司在每个管辖范围的法人组织及程序其及存在的合理证明，以证明公司的组成并有资格进行交易，包括在收购交易交接之前的存在证明。

(m) the Shareholders shall have delivered the certificates representing the Company Shares, duly endorsed (or with executed stock powers) so as to make Win Win the sole owner thereof; and

股东应已交付证明陈述公司的正式签注的股份，以使 Win Win 成为该股份的所有者。

(n) all actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to WinWin. Win Win may waive any condition specified in this Section 6.1 if it executes a written instrument so stating at or prior to the Closing. Finally, the proper governmental authorities of the PRC have fully approved of the transaction contemplated by this Agreement.

股东为完成本协议预期交易所采取的所有行动及促使本协议预期交易生效的所有证明、主张、文件和文书在内容和形式上都应令 Win Win 满意。如果 Win Win 在收购交易完毕之前签署一个书面的文件说明，则其可能会放弃第 6.1 部分所列的任何条件。最后，中华人民共和国的相关政府部门已经完全认可本协议计划的交易。

6.2 **Conditions to Obligation of the Shareholders 完成义务的条件.** The obligation of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

股东完成其要履行的交易的义务必需满足下列条件：

(a) the representations and warranties set forth in Section 2.2 above shall be true and correct (without taking into consideration materiality, Material Adverse Effect or similar qualifiers) at and as of the Closing Date except where the failure of such representations and warranties to be true and correct, in the aggregate, does not and would not be reasonably be expected to have a Material Adverse Effect on Win Win taken together.

第 2.2 条款阐明的陈述和保证在收购交接日之前在所有方面都应真实准确（物质性、实质负面影响或类似的情况不考虑在内），除非不能真实准确地陈述和保证的地方，总和来说，不会被认为是对 Win Win 有实质性不利的影响。

(b) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

在任何国家、地方或外国辖区的任何法院、准司法或行政代理机构或仲裁机构没有未决或可能发生的诉讼、诉讼事件、诉讼行为，因而由此产生的不利禁令、判决、命令、法令、裁定、或控诉会 (i) 阻止本协议任何预期交易的完成，(ii) 促使本协议任何预期交易在完成后被迫取消（没有生效的禁令、判决、命令、法令、裁定、或控诉等）；

(c) the Company shall have received all authorizations, consents, and approvals of the Governmental Authorities referred to in [Section 2.1(b), Section 2.2(b), and Section 3.3] above. The Shareholders may waive any condition specified in this Section 6.2 if they execute a written instrument so stating at or prior to the Closing.

公司应已获得第 2.1(b)、2.2(b)、3.3 提及的政府部门的所有授权、认可和批文件。如果股东在收购交易完毕之前签署一个书面的文件说明，则其可能会放弃第 6.2 部分所列的任何条件。

(d) Win Win shall appoint a person to be the legal representative of the Company after the completion of transaction.

在交易完成后，Win Win 应指定一个人员担当变更后的伊维数码软件有限公司的法定代表人。.

7. **Remedies for Breaches of This Agreement.违约的补救措施**

7.1 **Survival of Representations and Warranties 陈述和保证的保留**. All of the representations and warranties of the Shareholders contained in Section 3 (except for those representation and warranties made in Section 3.2) herein shall survive the Closing hereunder (even if Win Win knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three(3) year thereafter. All of the representations and warranties of the Shareholders contained in Section 2.1 and Section 3.2 herein shall survive the Closing hereunder (even if Win Win knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). All of the representations and warranties of Win Win contained in Section 2.2 herein shall survive the Closing hereunder (even if the Company or a Major Shareholder knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one three(3)thereafter.

本协议第 3 部分包含的所有股东的陈述和保证在收购交接后应保留（即使 Win Win 知悉或有理由知悉任何不正确陈述或在收购交接毕时有违背保证的违约行为）并持续有效三（3）年。本协议第 2.1 和 3.2 部分包含的所有股东的陈述和保证在收购交接后应保留（即使 Win Win 知悉或有理由知悉任何不正确陈述或在收购完毕时有违背保证的违约行为）并永久持续有效。本协议第 2.2 部分包含的所有关于母公司和 Win Win 的陈述和保证在收购交接后应保留（即使公司或股东知悉或有理由知悉任何不正确陈述或在收购交接时有违背保证的违约行为）并持续有效三（3）年。

7.2 **Indemnification Provisions for Benefit of Win Win . Win Win 利益的补偿条款**

(a) In the event any of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 7.1 above, provided that Win Win makes a written claim for indemnification against any of the Shareholders pursuant to Section 10.7 below within such survival period, then each of the Shareholders shall indemnify Win Win from and against the entirety of any Adverse Consequences Win Win may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Win Win may suffer after the end of any applicable survival period) resulting from,

arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach.); Furthermore, if this transaction does not close for whatever reason, including failure of the Government in the PRC to approve this transaction, the Shareholders, and each of them, shall return Win Win to the legal and equitable position that it would have been had this Agreement never been executed and the transaction never proceeded as outlined herein.

如果任何股东违背本（或如果第三方举事实证明股东已违背）协议的任何陈述、保证及契约，并且按照上述的第7.1部分有一个适当的保留期，除非Win Win依据第10.7部分在保留期内作出一个书面主张补偿任何股东，则每个股东应对Win Win可能在主张补偿日之后受到的因违约引起的不利结果（包括Win Win在保留期之后所受的不利影响）进行补偿；除非没有股东对其它股东违背第2.1条的陈述和保证的行为负责。另外，如果本次收购因任何原因不能完成，包括中国相关政府部门不批准本次收购，股东，Win Win将回到各自在本协议未签署并且收购没有进展前的状态。

(b) Notwithstanding anything to the contrary herein, the liability each Shareholder pursuant to Section 7.2 (a) shall be limited to an amount equal to 100% of the value of the Purchase Price received by such Shareholder pursuant to this Agreement valued as of the date of this Agreement; provided that (i) there shall be no limit on a Shareholder's liability with respect to breaches of Section 2.1. At the option of the Shareholders, any liability pursuant to Section 7.2(a) above may be satisfied by surrendering to Win Win Win Win Shares with a value equal to the amount the liability, determined on the same basis as the value of such Win Win Shares was determined to calculate the Purchase Price..

尽管有与此相反的规定，据第7.2 (a)条规定，每个股东的责任应与股东到协议日为止按协议规定从Win Win获得的股票的100%价值相同，除非(i)对股东第2.1条的违约责任没有什么限制。股东可以选择，通过提交与责任相同的Win Win股票，则第 7.2 (a)条的责任可能到Win Win的同意，其决定的方式与计算总收购价方式相同。

8. **Termination.协议终止**

8.1 **Termination of Agreement 协议终止**. Certain of the Parties may terminate this Agreement as provided below:

如出现下列情形，任何一方可以终止本协议：

(a) Win Win and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

Win Win 和股东可以在收购结束前双方书面认可的情况下终止本协议；

(b) Win Win may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (I) in the event any of the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement and such breach would cause the condition set forth in Section 6.2(a) not to be satisfied and Win Win has notified the Shareholders of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before December 31, 2005 by reason of the failure of any

condition precedent under Section 6.1 hereof (unless the failure results primarily from Win Win itself breaching any representation, warranty, or covenant contained in this Agreement); and

如出现下列情况，Win Win 可以在收购结束前的任何时候给股东发出通知后终止协议(i)如果任何股东已经违背了本协议任何实质的陈述、保证或契约，并且此类违背会导致第 6.2(a)条阐明的条件得不到满足，并且 Win Win 已就此通知股东，但该违背行为在收到通知后 15 天后都还持续而不得到纠正，或者(ii) 因为协议第 6.1 条阐明的任何条件得不到满足而导致收购不能在 2005 年 12 月 31 日之前完成（除非此类条件得不到满足主要起因于 Win Win 本身违背本协议的任何陈述、保证或契约）；并且

(c) On or after July 1, 2005, the Shareholders, and each of them, shall and shall cause the Company to transfer to Win Win the full operation of the Company pending final approval by the government authorities, and Win Win shall be responsible for the operation of the Company. All the work completed by the employees of Win Win or E-bear Digital Software Co.Ltd, as the case may be, shall belong to Win Win after said July 1, 2005 date. However, as stated above, if the governing authorities decide that the transaction is not valid and legal and enforceable, or if for any reason this transaction is not approved by the governing authorities, within 30 days after such decision or disapproval, both Win Win and the Company shall return the parties to the same status and position as if this agreement has never been executed

2005 年 7 月 1 日后，股东应转让公司给 Win Win，Win Win 应对公司负有经营相关责任，并且，此后，公司员工所完成的工作成果均应属于 Win Win 。然而，如果最终相关管理部门认定该等交易为无效、非法且不可实行，或因其它任何原因本协议的交易会没有被相关部门认可，则在此类事件发后的 30 天之内，双方应回到本协议未签前的状态。

(d) the Shareholders may terminate this Agreement by giving written notice to Win Win at any time prior to the Closing (i) in the event Win Win has breached any material representation, warranty, or covenant contained in this Agreement and such breach would cause the condition set forth in Section 6.3(b) not to be satisfied, any of the Shareholders has notified Win Win of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before December 31, 2005, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

如出现下列情况，股东可以在收购结束前的任何时候给 Win Win 发出通知后终止协议(i)如果 Win Win 已经违背了本协议任何实质的陈述、保证或契约，并且此类违背会导致第 6.3(b)条阐明的条件得不到满足，并且股东已就此通知 Win Win，但该违背行为在收到通知后 15 天后都还持续而不得到纠正，或者(ii) 因为协议第 6.2 条阐明的任何条件得不到满足而导致收购不能在 2005 年 12 月 31 日之前完成（除非此类条件得不到满足主要起因于股东本身违背本协议的任何陈述、保证或契约）。

8.2 **Effect of Termination.** 协议终止产生的影响

(a) If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

如果任何一方依据上述第 8.1 条的规定终止本协议，双方协议项下的权利和义务应同时终止，任何一方都不对另一方承担责任（除非违约方的责任）。

(b) If Win Win terminates this Agreement either (i) as the result of any Shareholder's or the Company's failure to comply with Section 4.8 hereof the Company shall reimburse Win Win 's fees and expenses incurred in connection with the negotiation of this Agreement and all related agreements and documents and the transactions contemplated by this Agreement and such related documents, including attorneys fees, and any due diligence work performed by Win Win whether incurred prior to or after the date of this Agreement. The total amount to be reimbursed by the Shareholders for such fees and expenses shall not exceed 1,200,000 RMB.

如果 Win Win 因为股东或公司不能遵守协议第 4.8 条的规定而终止协议，公司应偿还 Win Win 在本协议、本协议所有相关协议、文件、交易的谈判所产生的费用和开支，并且此类文件，包括律师费、Win Win 在本协议签署之前或之后进行的任何审查工作。股东偿还的该等费用和开支不应超过 1,200,000 元人民币。

9. <u>**Miscellaneous.** 其它事项</u>

9.1 **Nature of Certain Obligations.** 某些义务的性质

(a) The covenants of each of the Shareholders in Section 1.1 above concerning the exchange of his, her or its Company Shares to Win Win and the representations and warranties of each of the Shareholders concerning the transaction are several obligations. This means that the particular Shareholder making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 7 above for any Adverse Consequences Win Win may suffer as a result of any breach thereof.

上述第 1.1 条款中每个股东关于交换其与或其公司的股票给 Win Win 每个股东关于交易的陈述和保证均为个别义务。这就意味着该股东作陈述、保证及契约将单独仅在第 7 条款范围内 Win Win 可能遭受到的任何不利结果负责。

(b) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Shareholder will be responsible to the extent provided in Section 7 above for the entirety of any Adverse Consequences Win Win may suffer as a result of any breach thereof.

本协议其它陈述、保证和契约为共同和个别义务。这就意味着每个股东仅在第 7 条款范围内对 Win Win 可能因为违约而遭受到的任何不利结果全部负责。

9.2 **No Third-Party Beneficiaries** **没有第三方受益人.** This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

本协议不应授予任何个人任何权利或补偿而应授予双方以其继承人或许可受让人。

9.3 **Entire Agreement and Language** **整个协议和语言.** This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or

oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be in both English and Chinese. Both versions shall have legal effect.

本协议（包括协议中提到的文件）构成双方之间的整个协议并取代先前双方之间该标的上任何书面或口头的谅解、协议或陈述。本协议有中、英文版本，两种版本具有同等法律效力。

9.4 **Succession and Assignment 继承和转让** . This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Win Win may assign this Agreement and/or any of its rights, interests, or obligations hereunder without the prior written approval of the Shareholders or the Company if such assignment is to a Win Win affiliate defined as an entity in which Win Win owns or controls at least 50% of its voting stock. The Shareholders may assign the portion of their Purchase Price prior to Closing to any party so long as Win Win consents to such assignment by written notice.

本协议应对双方及其继承人和许可受让方具有法律约束力，并对前述该等方的利润有影响。Win Win 可以转让本协议或其任何权利、权益或义务，不需要股东或公司的事先书面认，但该等转让只可以转让给 Win Win 拥有或控制至少 50%投票股份的关联公司。股东可以将其自己该部分权利、权益或义务转让给任何一方，但需要有 Win Win 对该等转让的事先书面认可。

9.5 **Counterparts; Facsimile Execution 副本、传真签署件** . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution of this Agreement shall be valid and binding for all purposes.

本协议可以以几个副本签署，每个都应被视为是正本，但是所有的副本将构成一个相同文件。传真签署应同等有效，并具有法律约束力。

9.6 **Headings 标题** . The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

本协议条款的标题仅是为了方便，不应对解释本协议的条款有任何方式的影响。

9.7 **Notices 通知方式** . All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

本协议所有要求、通知、询问、主张或其它通信内容都应是书面形式的。如果本协议任何要求、通知、询问、主张或其它通信方式是通过挂号信发送（两个工作后认为是送达），并且索取了邮寄回执证时，而且邮资已付并且注明以下地址或收件人，则认为是及时送达。

If to the Shareholders:
致股东
Fax:(+)86-021-62820155
Phone:(+)86-021-62822568
Room 2709,Pujiang Building, No.7, Lane 89, Anshun Road, Shanghai, China

传真:(+)86-021-62820155
电话:(+)86-021-62822568
中国上海市长宁区安顺路 89 弄 7 号浦汇大厦 2709 室

Copy to:
抄送
IPO PANG P.C
Guang Ming Bei Road #233, Suite 1202 Huiqiang Building, Panyu, Guangzhou, P. R. China 511400
广州番禺市桥光明北路 233 号汇强大厦 1202 室

If to Win Win:
致 WIN WIN
8687 West Sahara Avenue, Suite 201
Las Vegas, NV 89117, USA
美国内华达州拉斯维加斯西撒哈拉大街 8687 号 201 室，邮编 89117
Phone/电话: 702-212-4530
Fax/传真: 702-212-45

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
任何方可以使用其它方式（包括私人传送、快递公司、快递服务、传真、普通信件或电子邮件）也根据注明的地址和收件人发送任何要求、通知、询问、主张或其它通信内容，但是任何该等要求、通知、询问、主张或其它通信内容不应被认为已及时送达，除非其实际上已由收件人所签收。任何一方可以变更发送该等要求、通知、询问、主张或其它通信内容的地址，但是该方以本协议注明的方式事先通知对方。

9.8 **Governing Law 适用法律**. This Agreement shall be governed by and construed in accordance with the domestic laws of the People's Republic of China

本协议应按照中华人民共和国国内的相关法律进行解释并受其支配。

9.9 **Amendments and Waivers 修正和弃权**. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Win Win and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

本协议任何条款的修正不应有效，除非是以书面形式完成并已由 Win Win 和股东签署。任何一方对另一方不履行协议、陈述不当或违背保证或契约有意或无意的放弃追究责任不应被认为是其

对此前或此后的不履行协议、陈述不当或违背保证或契约或因此前或此后此类事件而对权利的影响的放弃追究责任。

9.10 **Severability 协议的分割性**. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

本协议的任何条款在任何情况下被有管辖权的机构认定为无效或不可执行，该等无效或不可执性应不影响本协议其它条款的有效性或可执行性或任何管辖权机构在任何情况下的任何相反条款。

9.11 **Expenses 费用和开支**. Except as provided in Section 8.2(b), each of the Parties and the Company, will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Shareholders agree that the Company has not borne or will bear any of the Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

除非第 8.2(b)条款另有规定，各方或公司，将承担本身与本协议及其预的交易相关的费用和开支（包括法律费用和开支）。股东同意公司没有支付或将要承担股东与本协议及其预的交易相关的费用和开支的费用和开支（包括法律费用和开支）。

9.12 **Incorporation of Exhibits, Annexes, and Schedules 附表、附件和计划表**. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

本协议注明的附表、附件和计划表列出供参考并视为协议一部分。

9.13 **Specific Performance 协议的履行**. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the People's Republic of China or any area of P.R.C thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

各方承认如果本协议的任何条款不能按照条款履行或任何一方任何条款违背任何条款，另一方将受到不可挽回的损害。因此，双方同意各方有权使用一个或多个禁令以防止任何一方违背本协议的任何条款，并在中国或任一个中国任何一个地区对双方及相关事件有管辖权的任何法院以诉讼的形式要求特别执行本协议及其条款（依第 10.15 条款）。另外还有获得其它法律上或私人的补偿。

9.14 **Matters unfinished**

未尽事宜

If there are any matters that have not been covered by this agreement, the two parties shall conduct further negotiation on the matters and settle them in a friendly way and in good faith.

如有未尽事宜，双方应以诚信友好的方式进行协商以解决该等事宜。

10. Payment Schedule (Please see Exhibit C for the details!)

付款计划（详细计划请参看附表 C！）

The total Purchase Price is 2,400,000 RMB. One half of the Purchase Price shall be paid in cash and the other half shall be paid in Win Win Shares. Win Win Shares shall be issued at the price set forth in Section 1.2. ¥840,000.00RMB shall be paid to the Shareholders within 180 days after the approval of the transaction by the proper governmental authorities. The balance of RMB360,000 will be paid to the Shareholders if the Company achieves a revenue over RMB6,000,000 within two years after the Closing date.

总收购价为¥2,400,000 元人民币。总收购价的一半应用现金支付，另一半则用 Win Win 的股票支付。Win Win 的股票应以 1.2 制定的价格发行。¥840,000 元人民币应在相关部门认可后 180 天之内支付给股东。如果公司在完结日后两年内获得¥6,000,000 元人民币以上的收入，则余款¥360,000 元 RMB 应在完结日起 720 天之内支付给股东（详细计划请参看附表 C）。

[signature page follows]

以下为签署页

[Win Win Signature Page]
Win Win 签署页

IN WITNESS WHEREOF, Win Win has executed this Share Exchange Agreement on the date first above written.

立此为据，Win Win已在上述日期签署了股票交易协议。

WIN WIN HOLDING LIMITED

By: ______________________
签署人
Name:
姓名
Title:
职务

For and on behalf of
WIN WIN HOLDING LIMITED

....
Authorized Signature(s)

[Company Signature Page]
公司签署页

IN WITNESS WHEREOF, the Company has executed his Share Exchange Agreement on the date first above written.
立此为据，公司已在上述日期签署了股票交易协议。

E-BEAR DIGITAL SOFTWARE CO., LTD
伊雄数码软件有限公司

By: ______________________________
签署人
Name:
姓名
Title:
职务

[Shareholder Signature Page]
股东签署页

IN WITNESS WHEREOF, the undersigned Shareholder of the Company has executed this Share Exchange Agreement on the date first above written.

立此为据，公司的股东已在上述日期签署了股票交易协议。

EXHIBIT A

CLOSING LIST（DISCLOSURE SCHEDULE）

附表 A

收购清单

1. REGISTRATION DOCUMENTS OF ESTABLISHMENT AND OPERATION OF COMPANY （BUSINESS LICENSE， STATE AND LOCAL TAX PAYMENT CERTIFICATES，ENTERPRISE NUMBER CERTIFICATE AND ITS IC CARD）；
   公司工商、税务等合法注册成立和经营的文件、证明（营业执照[正副本]、国地税务登记证[正副本]、组织代码证及 IC 卡等）
2. CHOP OF LEGAL REPRESENTATIVE，COMPANY CHOP，FINANCIAL CHOP，INVOICE CHOP AND RELATED CERTIFICATION:
   公司法人章、公司章、财务章、发票章等及有效证明
3. OPENING INFORMATION，PERMIT，CREDIT，MANAGEMENT CARD OF COMPANY BANK ACCOUNTS AND RELATED CERTIFICATES :
   公司的银行帐号开户证明、银行许可证明、信用证明、银行帐户管理卡及其有关证明
4. POWER OF ATTORNEY TO ASSIGN THE TITLE OF THE LEGAL REPRESENTATIVE TO WIN WIN;
   转让法人权力给 Win Win 的委托书及其公证书
5. FINANCIAL STATEMENT OF THE BALANCE SHEET, THE INCOME STATEMENT (BASED ON JUNE 30, 2005);
   财务报表/资产负债表（基于 2005 年 6 月 30 日）
6. LIST OF TANGIBLE ASSETS (THE STATUS, THE BOOK VALUE, THE DATE OF PURCHASE, THE LOCATION) AND OTHER RECEIVABLE ACCOUNTS:
   有形资产清单及其有效合法证明（名称、状态、帐面价值、购买日期、位置等）及其他可收帐目
7. LIST OF INTANGIBLE ASSETS (THE BOOK VALUE, THE DATE OF RECOGNITION):
   无形资产清单及有效证明文件（名称、状态、帐面价值、购买日期、生效日期等）

8. LIST OF CREDITOR'S RIGHT AND RELATED CERTIFICATES (THE COMPANY NAME, THE ADDRESS, THE CONTACT PERSON, PHONE, FAX ETC):
   债权清单及相关债权证明文件（公司名称、地址、联系人、电话、传真等信息）
9. LIST OF DEBT (THE STAFF'S SALARY AND THE PENSION, INSURANCE DUE):
   债务清单（未付债务、抵押、员工工资、保险、福利等信息）
10. PENDING LAWSUITS:
   未决诉讼
11. PENDING CONTRACTS AND CONTRACTS SIGNED AND EXECUTED(PLEASE SEE EXHIBIT B):
   未签的、在谈判中的合同 和已签署、在执行的合同 （请见附表 B）
12. LIST OF STAFF (NAME, POST, SALARY, PENSION, INSURANCE):
   员工清单（姓名、职位、工资、福利、保险等）
13. AGREEMENTS RELATING TO STAFF （LABOR AGREEMENTS, EMPLOYMENT AGREEMENTS, OTHER RELATED AGREEMENTS, STATUS OF AGREEMENT）；
   与员工有关的协议、合同（劳动合同、雇用合同、其它相关合同、合同状态等）
14. SHARE CERTIFICATES OF THE SHAREHOLDERS;
   股东股份证明
15. RESIGNATIONS OF DIRECTORS AND OFFICERS OF THE COMPANY;
   公司董事及高级职员辞职书
16. WRITTEN APPROVALS OR RESOLUTIONS ON THE APPROVALS OF THE ACQUISTION CONTEMPLATED IN THIS AGREEMENT AND ITS RELATED AFFAIRS
   公司股东对本协议所述的收购及相关事项的书面认可或决议

EXHIBIT B

Agreement List

附表 B

履行协议表

EXHIBIT C

Payment Schedule

附表C

付款计划

Payment Detail:

付款细则

1. The Win Win Shares (1,200,000RMB -50% of the total purchase price) will be delivered to E-Bear on the date of the approvals of the acquisition by the proper governmental authorities. The close of market price of June 30,2005 is US$0.77/Share, the exchange rate between USD and RMB of that day is 8.2765, after calculation, there are 188,297 shares of Win Win shares:
   价值为1，200，000人民币（相当于总收购价的50%）的Win Win股份在相关部门认可收购当天交付给伊雄数码软件有限公司。2005年6月30日当日市场收盘价为0.77美元/股，美元和人民币之间的汇率为8.2765，即换算后合为188,297股Win Win股份；
2. 840,000 RMB of 1,200,000RMB(35% of the total purchase price) will be paid to E-Bear in the following schedule:
   ￥1,200,000元人民币中的840，000元人民币（相当于总收购价的35%）将按如下时间表付给伊雄数码软件有限公司：

Time/时间	Payment/支付数额
1 month after the approvals of related governing departments /相关部门认可后一个月	支付数额￥336,000.00元人民币 Payment amount is 360,000RMB， subject to offset below: 备注：E-Bear在成立之初实收资本三十万人民币并未到位，此事项已在评估报告（编号：滨财会评报(2005)3-130号）并作为E-Bear其他应收款项目记载。因此，原股东认可WINWIN根据收购价格，将首个第一个付款阶段实际支付差额人民币三万六千元整。另外，在其他应收款中的2005年6月30日之前应收款项人民币256039.05元属于伊雄，此数目以实际为准，上下浮动不超过10%。参见附表A第六条。 Remarks: Shareholders failed to deposit RMB 300,000 into the capital amount of E-bear, which amount has been confirmed by the Assessment Report (issued by [illegible] CPAs firm Series NO.(2005) 3-130) and was registered as the Other Receivable. Accordingly, the shareholders authorized Win Win to deduct from the first payment of the purchase price. The total amount payable hereunder is RMB 36000. Further more, the other receivable accounts before June 30, 2005 of the column of the other receivable accounts is RMB256039.05, which shall belong to E-bear and shall be based on the reality, the floating of which will be within 10%. Please see ITEM 6 of Exhibit A.
3 months after the approvals of related governing departments/相关部门认可	336,000.00RMB/￥336,000.00元人民币